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                                                                    Exhibit 99.1


                                  CERTIFICATION

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

     I certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (the "10-Q") of GEO Specialty Chemicals, Inc. ("GEO") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of GEO as of the dates and for the periods covered by the 10-Q.

                                         /s/ George P. Ahearn
                                         --------------------
                                         George P. Ahearn
                                         President and Chief Executive Officer
                                         August 5, 2002